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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

SDW Holdings Corporation ("Holdings") was incorporated under the laws of the State of Delaware and owns or controls the following corporation by means of owning the indicated percent of its voting securities:


      Percent
Voting Securities                                         State or Province
Owned by Holdings              Subsidiary                 of Incorporation
-----------------              ----------                 -----------------

      100%                 S.D. Warren Company               Pennsylvania


In addition, S.D. Warren Company owns or controls the following corporations by means of owning the indicated percents of their voting securities:


      Percent
 Voting Securities
     Owned by                                               State or Province
 S.D. Warren Company              Subsidiary                of Incorporation
 -------------------              ----------                -----------------
      100%                       Skylark, Inc.                   Maine
      100%                    Presumpscott Water                 Maine
                                 Power Company
      100%                  S.D. Warren Finance Co.             Delaware